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                                                                    Exhibit 4.23
                                                              (Free Translation)

   QUOTA PLEDGE AGREEMENT WITH AN AMICABLE SALE CLAUSE AND OTHER COVENANTS

This Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants
("AGREEMENT"), signed on [   ] 2005, is made by and between the following
parties ("PARTIES"):

      (a) NET SERVICOS DE COMUNICACAO S.A., a sociedade anonima, with headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, No. 1356, enrolled in the National Register of Legal Entities (CNPJ) under No. 00.108.786/0001-65, herein represented according to its Bylaws ("NET SERVICOS");

      (b) each of the companies listed and identified in "Schedule 2" of this Agreement, herein represented according to the terms of their respective Bylaws and Articles of Association (together with Net Servicos, "NET COMPANIES", namely, the companies making up the Pledge, as defined and specified below);

      (c) each of the institutions listed and identified in "Schedule 2" of this Agreement (the "CREDITORS"), herein represented by the collateral agent mentioned below;

      (d) each of the companies listed and identified in "Schedule 10", herein represented according to its Articles of Association, as consenting intervening parties ("INTERVENING PARTIES", namely, the companies issuers of the Pledged Quotas, as specified below); and

      (e) BANCO ITAU S.A., a Brazilian financial institution, with headquarters in the City of Sao Paulo, State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha No. 100, Torre Itausa, enrolled in CNPJ under No. 60.701.190/0001-04, herein represented according to its Bylaws, as collateral agent (the "COLLATERAL AGENT").

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WHEREAS:

      (1) Net Servicos and/or some of its controlled companies were originally debtors in a number of loans contracted in Brazil and abroad ("DEBT"), which were not paid according to the terms of their respective instruments; the total loans integrating the Debt are listed in the Term Sheet mentioned in whereas clause (2) below;

      (2) Net Servicos, on its own behalf and on behalf of some of its controlled companies, and the Creditors negotiated in good faith a restructuring plan for the Debt, as per the Term Sheet that integrates the Commitment Letters executed by Net Servicos, certain companies controlled by Net Servicos and several Creditors, which was the subject matter of the relevant fact published by Net Servicos on June 28, 2004 ("RESTRUCTURING PLAN");

      (3) as part of the actual implementation of the Restructuring Plan, Net Servicos and certain companies controlled by Net Servicos, on one part, and the Creditors, on the other part, amended and/or formalized, or undertook to formalize and/or amend, the substitution of the original debt instruments of the Debt in order to reflect the terms of the Restructuring Plan, through the debt instruments listed and identified in "Schedule 3" ("DEBT INSTRUMENTS");

      (4) in addition to the Debt Instruments and this Agreement, as part of the Restructuring Plan formalization, Net Servicos executed, among others, the following instruments:

            (a) on this date, together with certain duly identified controlled companies, the Creditors and the Collateral Agent, Net Servicos executed the Intercreditor Agreement, a copy of which is an integral part hereof as "Schedule 4" ("INTERCREDITOR AGREEMENT");

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            (b) on this date, together with Net Sao Paulo Ltda., the Creditors represented by the Collateral Agent, and the Centralizing Bank, Net Servicos executed the Receivables Pledge Agreement with an Amicable Enforcement Clause;

            (c) on this date, together with Net Rio S.A., the Creditors represented by the Collateral Agent, and the Centralizing Bank, Net Servicos executed the Receivables Pledge Agreement with an Amicable Enforcement Clause;

            (d) on this date, together with certain duly identified controlled companies and the Creditors represented by the Collateral Agent, Net Servicos executed the Share Pledge Agreement with an Amicable Sale Clause and Other Covenants; and

            (e) on this date, together with certain duly identified controlled companies and the Creditors represented by the Collateral Agent, Net Servicos executed the Asset Pledge Agreement with an Amicable Sale Clause and Other Covenants (the pledge agreements mentioned in whereas clauses 4(b), (c), (d) and (e), are hereinafter referred to jointly as "ADDITIONAL PLEDGE AGREEMENTS");

      (5) pursuant to the terms agreed in the Debt Instruments, in the Intercreditor Agreement and herein, in order to ensure full compliance with all obligations contemplated in the Debt Instruments, NET Companies agree, pursuant to the terms and conditions hereof, to make a pledge in favor of the Creditors on the total current and future quotas representing the capital stock of the Intervening Party(ies);

      (6) subject to the terms and conditions established in the Debt Instruments, in the Intercreditor Agreement and in this Agreement, the content of which NET Companies, Net Servicos, on its own behalf and that of its controlled companies, the Intervening Party(ies), the Creditors and the Collateral Agent declare to be fully acquainted with and undertake irrevocably and irreversibly to observe, the Collateral Agent was appointed as

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representative of the Creditors, with the duties, rights and obligations set forth in the Intercreditor Agreement and in this Agreement, including with respect to enforcement of the guarantees mentioned in whereas clause (5) above and to allocation of the corresponding funds among Creditors.

NOW THEREFORE, the Parties decide to execute this Agreement, which will be governed by the following terms and conditions:

I. - CREATION OF THE PLEDGE

1.1. - Subject to the provisions of this Agreement and of the Intercreditor Agreement, and to ensure full compliance with all the pecuniary obligations assumed in the Debt Instruments, including full payment of the principal, interest and any and all other charges due by NET Companies and/or the controlled companies of Net Servicos, contemplated in the Debt Instruments, including with respect to reimbursement of any and all amounts that the Collateral Agent, justifiably and upon evidence, may reasonably disburse by virtue of the creation, maintenance and/or enforcement of the pledge contracted herein (jointly, the "SECURED OBLIGATIONS"), based on the general provisions of Articles 1419 et seq. of the Brazilian Civil Code in effect (the "CIVIL CODE"), by this instrument and in the best form of law, each of NET Companies hereby pledges in favor of Creditors, irrevocably and irreversibly, all of the Quotas held by NET Companies in the capital of the Intervening Party(ies) listed on "Schedule 5" hereto (the "PLEDGE" or "PLEDGED ASSETS").

1.2. - With due regard for the provisions of the Debt Instruments, of the Intercreditor Agreement and of this Agreement, NET Companies hereby undertake to include in this Pledge (a) any and all of its additional quotas issued by the Intervening Party(ies), whether through third-party acquisition, subscription, splitting, stock dividends or otherwise; (b) any and all quotas issued by other companies which NET Companies may receive, as a result of any merger, spin-off, amalgamation, transformation, capital subscription or any other corporate reorganization transaction involving the Intervening Party(ies); and (c) any

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and all quotas issued by company(ies) to be organized or acquired, which NET
Companies may receive. NET Companies undertake to ensure that such company(ies) to be organized integrate the Pledge in the capacity of Intervening Party(ies), unless, in the events described in items (b) and (c), such company is deemed to be an Unrestricted Controlled Company pursuant to the Debt Instruments (collectively, the "NEW QUOTAS").

1.2.1. - For purposes of compliance with Clause 1.2 above, NET Companies undertake to update "Schedule 5" hereof, by making an addendum hereto, in order to formalize the pledge in relation to the New Quotas, whenever and only to the extent that any of the events set out in Clause 1.2, items (a), (b), or (c) occurs, with due regard for the provisions in Clauses 10.2 and 10.2.1 below.

1.2.2. - The Creditors and the Collateral Agent hereby agree upon the cancellation of the quotas issued by the companies listed on "Schedule 11", which, pursuant to the Debt Instruments and the Intercreditor Agreement, shall be settled and terminated, and shall not be considered a violation or reduction of the Pledge.

1.3. - Except for the provisions set out in the Debt Instruments, in the Intercreditor Agreement and in this Agreement, NET Companies hereby undertake irrevocably and irreversibly to ensure that, as guarantee for full compliance with the Secured Obligations related to the Debt Instruments, between this date and the Pledge Termination Date, the Pledged Assets and the New Quotas (jointly, the "PLEDGED QUOTAS"), are duly pledged in favor of Creditors.

1.4. - If the Collateral Agent finds any irregularity in the performance of the obligations contemplated in Clauses 1.3, 10.2 and 10.2.1, NET Companies, after duly notified by Collateral Agent, will have 05 (five) business days to regularize compliance with the obligations contemplated in such Clauses.

1.4.1. In the event of any irregularity in performance of all the obligations hereof for which

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there is no specific term for regularization, the responsible party, after duly notified, will have 10 (ten) business days to effect the regularization.

1.5. - Pursuant to the terms of the Debt Instruments and the Intercreditor Agreement, and for all effects and purposes hereof, Creditors and/or Collateral Agent are expressly forbidden to appropriate the yields of the Pledged Quotas, and Net Servicos, NET Companies and Intervening Party(ies) may enjoy and dispose freely of such yields as they find most convenient, except if (i) NET Companies are in default with respect to the Secured Obligations, or (ii) the Debt Instruments establish otherwise.

1.6. Without prejudice to the provisions of any other clause hereof, immediately after the occurrence and during the existence of a Financial Statement Registration Event, the pledge on the Pledged Quotas issued by the Intervening Parties (and on the credit rights arising from them) shall, in connection with the Senior Notes (as defined in Clause 1.6.2 below), immediately cease to be part of the Pledge.

1.6.1 "FINANCIAL STATEMENT REGISTRATION EVENT" means, with respect to any of the Intervening Party(ies), any requirement based on laws, norms and/or regulatory rules of any jurisdiction, to be registered with the Securities & Exchange Commission in the United States of America, or with any other governmental body of any jurisdiction, those Financial Statements that are independent from said Intervening Party(ies), as a result of the quota pledge granted by such Intervening Party (ies) to the Senior Note holders.

1.6.2. "SENIOR NOTES" means the Senior Secured Notes falling due in 2010, issued under the Restructuring Plan, which were swapped by the Senior Guaranteed Notes issued by Net Servicos under its former name Multicanal Participacoes S.A. in 1996;

1.7. - For purposes of Article 1424 of the Civil Code, it is expressly covenanted by the Parties that the principal conditions and characteristics of each of the Secured Obligations are those established in each of the Debt Instruments. The total estimated principal amount

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of the Secured Obligations, the final maturity date and the maximum interest rate provided for such Secured Obligations are, in each case and on this date, those set forth in "Schedule 6" hereof, which schedule, regardless of any formality, and according to the payments made under the Debt Instruments, will automatically reflect the amortizations of the Secured Obligations, as well as any additions arising from the inclusion of new credits of Joining Creditors, and the respective contractual and legal charges assessed on the Secured Obligations.

1.8. - The Pledge now created will take full force and effect as from this date and will remain fully effective until the date on which all the Secured Obligations related to the Debt Instruments have been fully and definitively paid ("PLEDGE TERMINATION DATE").

1.9. - During the period comprised between this date and the Pledge Termination Date, the Pledge will benefit only the Creditors.

1.10. - For purposes of this Pledge, the Intervening Party(ies), on this date:

      (a) will include in the Articles of Association of the Intervenient Parties the following clause:

CLAUSE [   ] - PLEDGED QUOTAS"As set forth in the Quota Pledge Agreement with an
Amicable Sale Clause and Other Covenants executed on [   ] 2005 between the
quotaholders, the creditors listed in Schedule , [   ] as the Collateral Agent
and the Company ("Pledge Agreement"), all the Quotas that represents the capital
stock of the Company was pledged from [   ] until the full and final payment of
the Debt Instruments' credits listed in "Schedule 3" of the Pledge Agreement, to guarantee the Secured Obligations of the Creditors listed in "Schedule 2" of such agreement. In addition to the Quotas, the pledge referred to herein encumbers any and all new that may be issued by the Company, always so as to assure the pledge of all the quotas issued by the Company. SOLE PARAGRAPH - With due regard for the provisions in Clauses 2.1 and 2.1.1 of the Pledge

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Agreement, in the Intercreditor Agreement and in the Debt Instruments, the
quotas owned by Net Servicos, and [   ], and the rights inherent to them may not
be assigned, transferred or in any other way encumbered to the other shareholders or to third parties.

      (b) will have delivered to the Collateral Agent certified copies of the pages of the Bylaws of the Intervening Parties dully signed by each party, including the clause mentioned above.

1.10.1. The provisions of Clause 1.10 above apply to the New Quotas.

1.11. - The NET Companies and the Intervening Party(ies) ("GRANTORS"), hereby and in the best form of law, irrevocably and irreversibly appoint and constitute Net Servicos as their attorney-in-fact, conferring to it ample and special ad negotia powers specifically to represent the Grantors, for all the purposes of this Agreement, before the Creditors and/or the Collateral Agent. Pursuant to the terms and conditions of this Agreement and of the Intercreditor Agreement, Net Servicos is hereby authorized to take all the measures necessary for compliance with the obligations covenanted herein as well as to defend and protect Grantors' interests, and for this purpose it may, without any limitation, sign any and all documents, send and receive any and all notices or communications, sign amendments hereto, receive and grant release, represent Grantors at Registries of Deeds and Documents, Real Estate Registries, Boards of Trade and any others, and perform all acts necessary for the validity and effectiveness hereof. When, due to the nature of the act, it is necessary for Net Servicos to be granted powers by means of an appropriate, public or private document, or it is necessary to obtain special and/or additional powers to those now granted by Grantors to Net Servicos, the latter will be responsible, at its own account and risk, for obtaining the proper powers, undertaking, upon request by the Collateral Agent, to supply evidence of compliance with the provisions contained herein.

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II. - RESTRICTIONS WITH RESPECT TO DISPOSAL OR ENCUMBRANCE OF THE PLEDGED QUOTAS

2.1. - Between this date and the Pledge Termination Date, except for the events
(i) expressly permitted in the Debt Instruments, to which the Restructuring Creditors (as defined in the Intercreditors Agreement) are parties, and (ii) that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditors Agreement), NET Companies and the Intervening Party(ies) may not dispose of, sell, assign, transfer, grant as loan for use, lend, swap, or convey to the capital stock of companies other than Restricted Controlled Companies, establish any usufruct or common trust, create any other lien, encumbrance or collateral security in addition to the Pledge contracted herein, or otherwise dispose of, fully or partially, directly or indirectly, free of charge or for remuneration, the Pledged Quotas, the Intervening Party(ies) undertaking not to give effect to any of such acts that have been performed without the necessary previous written consent from the Collateral Agent, according to the terms of the Intercreditor Agreement and the Debt Instruments.

2.1.1. If the NET Companies perform any of the acts mentioned in Clause 2.1 above in the events (i) expressly permitted under the Debt Instruments, to which the Restructuring Creditors (as defined in the Intercreditors Agreement) are parties, and (ii) that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditors Agreement), the Collateral Agent shall immediately, within at most 5 (five) business days of a request from Net Servicos, sign any waiver, notice, addendum or another document that is reasonably requested by Net Servicos and prepared by it, which may be necessary for release of the pledge on the corresponding quotas and implementation of such act, regardless of previous consultation and/or approval by the Creditors, and all costs related to such acts shall be borne by the NET Companies and/or by Net Servicos.

2.2. - Except for already existing attachments, as listed in "Schedule 8", and Permitted Guarantees, as defined in the Debt Instruments, as soon as Net Servicos or NET

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Companies become aware of the existence of any third party act which may lead to a threat of encumbrance and/or effectively result in the encumbrance of the Pledged Quotas ("THIRD PARTY ACT"), Net Servicos or any of the NET Companies shall inform the Collateral Agent of such Third Party Act, providing it with the information and documents available to them, and, regardless of any act by NET Companies, Creditors will be exclusively responsible, through the Collateral Agent, as provided for in the Intercreditor Agreement, and taking advantage of their preemptive rights, to adopt all applicable judicial and/or extrajudicial measures intended, for all legal purposes and for the purposes hereof, to preserve and maintain the integrity and validity of the Pledge, and/or fully recompose the Pledge, so that it remains always in full force, and in the events of default with respect to Secured Obligations, it continues to enable
Creditors, exclusively by means of the Collateral Agent, to enforce the Pledge, as provided for herein. Without prejudice to the above conditions, NET Companies undertake to take promptly the judicial and/or extrajudicial measures necessary to preserve the Pledge and the full exercise of the contractual and legal rights conferred to Creditors herein.

2.3. - The reimbursements of court costs, expenses and attorneys' fees arising out of the exercise of Creditors' preemptive right, will be made upon presentation of the respective payment slips. The attorneys' fees will only be reimbursed if they are (a) within the market value charged by first class offices situated in the Sao Paulo - Rio de Janeiro area, and are compatible with the amount involved in the claim; and if they are (b) duly evidenced and justified, by appropriate supporting documentation, such as the corresponding invoices or debit notes for services provided.

2.4. - In the judicial execution actions brought against NET Companies by third parties, NET Companies are required to make their best endeavors to enforce this Pledge, undertaking for such: (a) not to indicate the Pledged Quotas for attachment; (b) to timely challenge any attachment of the Pledged Quotas, in all jurisdiction levels, by filing applicable appeals; (c) to timely submit the applicable defenses in the execution; (d) not to hinder the exercise of the preemptive right by Creditors, but to collaborate with Creditors

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for such right to actually prevail; and (e) to inform the Collateral Agent of the existence of any execution or collection action filed against any of NET Companies, the amount of which is equal to or higher than R$1,000,000.00 (one million reais), even if there is no attachment of the Pledged Quotas immediately, but always within at most 5 (five) business days after becoming aware, by any means, of the existence of said executions or actions; and (f) to send, whenever requested, reports to the Collateral Agent for the benefit of Creditors with updated information on the status of the execution or collection actions filed against any of NET Companies, involving an amount equal to or higher than R$1,000,000.00 (one million reais). For purposes of this clause, "collection action" means any procedural, administrative or judicial means, including the arbitral means, in which a party requests that NET Companies be sentenced to pay any debt for an amount equal to or higher than said amount.

III. - EXERCISE OF THE RIGHTS INHERENT TO THE PLEDGED QUOTAS

3.1. - Subject to the applicable provisions contemplated in the Debt Instruments, in the Intercreditor Agreement and in the law, NET Companies may exercise, without any limitation or restriction, with the exceptions provided herein, including with respect to the provisions of Clause 3.2 below, any and all voting rights, as well as any other rights related to the Pledged Quotas.

3.2. - Without prejudice to the provisions of the Intercreditor Agreement and of the Debt Instruments, if the early maturity of any of the Secured Obligations is declared, subject to the terms and conditions of the Debt Instruments, of the Intercreditor Agreement and of this Agreement, until the Creditors have resolved on the enforcement of the Pledge according to the Intercreditor Agreement and while the Pledge is being enforced, the NET Companies' exercise of the voting right related to the Pledged Quotas in any corporate acts whose purpose is to deliberate on any of the matters described below will be subject to the prior written consent of the Collateral Agent, on behalf of Creditors:

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      (a) creation or issue of any security or bond by the Intervening
Party(ies);

      (b) alteration of the preferences, advantages and conditions of the quotas issued by the Intervening Party(ies);

      (c) change of the Intervening Party(ies)' corporate purpose, resulting in a right of redress by any quotaholder of the Intervening Party(ies);

      (d) dissolution of the Intervening Party(ies);

      (e) any type of corporate reorganization, including, but not limited to, merger, spin-off, amalgamation or transformation involving the Intervening Party(ies); and

      (f) distribution of dividends, interest on own capital, amortization and redemption of quotas and other distributions of profits in cash, except if there is evidence that the funds thus received are used by NET Companies for payment of the Debt Instruments.

3.2.1. - For the purposes contemplated in this Clause 3.2, NET Companies shall inform the Collateral Agent, at least 15 (fifteen) business days in advance, of the dates on which the corporate events are to be held, the purpose of which is to deliberate on any of the aforementioned matters, so that the Collateral Agent, on behalf of the Creditors, can previously inform NET Companies whether or not they will exercise their voting right, setting, if applicable, a vote to be issued by NET Companies. It is hereby agreed that in the absence of any manifestation by the Collateral Agent, NET Companies may vote without limitation or restriction, according to their convenience.

3.2.2. - As a result of the provisions in this Clause 3.2, (a) NET Companies undertake to attend the deliberative meetings of the Intervening Party(ies), and to follow the voting

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instruction given by the Collateral Agent as contemplated in this Clause 3.2,
(b) the Intervening Party(ies) undertake to send to the Collateral Agent a certified copy of the minutes of any and all corporate acts, including previous meetings of quotaholders, if applicable, dealing with these matters, and which have occurred after declaration of the early maturity of the Secured Obligations, within 5 (five) business days of the respective occurrence. Whenever the minutes of the quotaholders' meeting and the amendments in the Articles of Association are registered at the Board of Trade of the State in which the headquarters of the Intervening Party(ies) are located, the latter shall further send to Collateral Agent a certified copy of the duly registered document within 5 (five) business days from the respective registration.

IV. - ENFORCEMENT OF THE PLEDGE

4.1. - AMICABLE SALE. Subject to the provisions of the Intercreditor Agreement and of this Agreement, in the event of default on the Secured Obligations, and if, according to the terms and conditions of the Intercreditor Agreement, the Creditors instruct the Collateral Agent to enforce the Pledge, the Collateral Agent, on behalf of Creditors and in accordance with the conditions and requirements of the Intercreditor Agreement, shall enforce the Pledge pursuant to the formalities set out in Clause 4.2. below and of the Intercreditor Agreement by selling the Pledged Quotas to any third party, at sight and against cash payment, preferentially in a single block, and it is hereby entitled to exercise all the rights and perform all the acts contemplated in item IV of
Article 1433 and in Article 1459 of the Civil Code and in paragraph 2 of Article 120 of Decree-law No. 7661 of June 21, 1945.

4.2. - In the event of exercise of the enforcement right contemplated in Clause
4.1 above, the Collateral Agent is hereby expressly, irrevocably and irreversibly authorized to promote the amicable sale of the Pledged Quotas, according to the procedures below. Collateral Agent shall use the proceeds of said sale to pay and settle the Secured Obligations, as established in the Intercreditor Agreement, as well as any and all costs, expenses and taxes
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applicable to the sale, assignment or transfer of the Pledged Quotas. Collateral
Agent must deliver the remaining balance, if any, to NET Companies on the date such proceeds are received as contemplated herein. The process of disposal of the Pledged Quotas shall comply with the following:

      (a) the amount of the Pledged Quotas shall be calculated by appraisers, which may not be a Creditor and/or the Collateral Agent, nor a company controlling, controlled by or affiliated to a Creditor and/or the Collateral Agent, and which shall necessarily be a reputable and independent consulting firm or a first class investment bank that, in both cases, have acted as financial advisers in merger and acquisition transactions whose total sales prices in the last 3 (three) years have been equal to or higher than R$100,000,000.00 (one hundred million reais), with proven performance and knowledge of the Brazilian cable television or telecommunications market. If it is not possible to identify consulting firms or financial institutions that fall under this profile, the appraisers shall be financial institutions that have operated in the Brazilian market and know it thoroughly and that (excluding, to this effect, the Creditors and the Collateral Agent, and companies controlling, controlled by, affiliated to or directly or indirectly related to a Creditor and/or the Collateral Agent) are among the 10 (ten) top companies in the last ranking of mergers and acquisitions for Brazil, published by Thompson Financial (or its successor in any way) (referred to individually as "APPRAISER" and collectively as "APPRAISERS");

      (b) the Collateral Agent shall send a written notice to Net Servicos, with a copy to the Creditors, informing the Creditors' decision, according to the Intercreditor Agreement, of giving effect to the disposal of the Pledged Shares and Quotas.

      (c) within 10 (ten) consecutive days from the date of receipt by Net Servicos of the notice contemplated in item (a) above, Net Servicos and the Collateral Agent, the latter acting exclusively on behalf of Creditors, shall each engage an Appraiser. No appraisal will be performed until the Collateral Agent has appointed the Appraiser. If Net Servicos fails to appoint an Appraiser, it will be up to the Collateral Agent to appoint both Appraisers;

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      (d) the criterion for appraisal of the Pledged Shares and Quotas to be used by the Appraisers will be, if the respective company is listed at a stock exchange, the market value, and if not, the economic value criterion. The appraisal reports to be prepared by the Appraisers shall be delivered to Net Servicos and to the Collateral Agent within 30 (thirty) consecutive days, and the delivery period may be extended at the request of any Appraiser, upon the Parties' consent.

      (e) the economic value of all the Quotas Pledged by each of the NET Companies under this Agreement and the market value or the economic value, as applicable, of all the Share Pledged by the NET Companies under the Share Pledge Agreement with an Amicable Sale Clause and Other Covenants, shall be necessarily indicated in the appraisal reports, so that all of them can be appraised together as if they were an indivisible whole, for purposes of joint sale of all the Pledged Shares and Quotas. In addition, the individualized economic value of the respective Pledged Quotas of each of the NET Companies shall be necessarily indicated in the appraisal reports, to enable the subsequent segregated sale of such Pledged Quotas, if and when applicable, always with due regard for the provisions of this Agreement. In the event the report indicates a price variation range, the appraisal value established in such report will be considered as the arithmetic mean between the maximum value and the minimum value suggested in such report, and such arithmetic mean shall be used as the value of the respective report for purposes of application of the provisions of item (f) below;

      (f) if the difference in value between both the reports is lower than 10% (ten percent), the minimum sale price for the Pledged Shares and Quotas will be the arithmetic mean of the two amounts. If the difference between the reports is higher than 10% (ten percent), calculated by dividing the highest value by the lowest one, a third Appraiser shall be chosen by Net Servicos within 10 (ten) business days counted from the date of delivery of the reports referred to in item (d) above out of a list of 3 (three) Appraisers appointed by the Collateral Agent. The third Appraiser thus chosen shall define within 30 (thirty)

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consecutive days, the minimum sale price for the Pledged Shares and Quotas, taking into consideration for such purpose the criterion for appraisal of the market value or economic value, as applicable, of the Pledged Shares and Quotas. The minimum price for the sale of the Pledged Shares and Quotas will be the arithmetic mean between the price defined by the third Appraiser and the price closest to it among the prices defined by each of the other Appraisers. The third Appraiser shall receive from the Collateral Agent and/or Net Services a copy of both reports prepared by the other Appraisers. If Net Services does not choose the third Appraiser within 10 (ten) business days from the date of submission of the triple list, the Collateral Agent shall make such choice;

      (g) the minimum price attributed to the Pledged Shares and Quotas by each Appraiser, according to item (f) above, both when considered as an indivisible whole and when the Pledged Quotas are considered individually, except for manifest error, will be final and conclusive, and binding on the Parties for all purposes;

      (h) Net Servicos shall bear the costs and expenses reasonably incurred with engagement of Appraisers and with structuring of the process of sale of Pledged Shares and Quotas, provided that they are duly evidenced and justified;

      (i) Net Servicos, NET Companies and the Intervening Party(ies) shall assure that each Appraiser has always the same level of information with respect to the Intervening Party(ies), their businesses and the Pledged Shares and Quotas;

      (j) The Collateral Agent will have 270 (two hundred and seventy) consecutive days as from determination of the minimum price to dispose of the Pledged Shares and Quotas, according to the terms of this Clause, to contract the joint disposal of all the Pledged Shares and Quotas, as if they were an indivisible whole, under this Agreement and the Share Pledge Agreement with an Amicable Clause and Other Covenants, based on the minimum price calculated as contemplated in this Clause IV; partial sale is hereby prohibited;

      (k) if the contracting of the joint disposal does not take place within the period contemplated in section "j" above, then the Collateral Agent, based on the minimum price calculated individually as contemplated in Clause IV for the Pledged Quotas held by each of the NET Companies, according to section "e" above, will have 270 (two hundred and seventy) consecutive days as from the end of the term for joint disposal of the Pledged Shares and Quotas to contract the individual sale of all the Pledged Quotas issued by a single Intervening Party; however, the duty to jointly dispose of all the Pledged Quotas representing the corporate capital of the NET Companies in a single and certain Intervening Party, shall continue to exist as if they were an indivisible whole. The Pledged Quotas of as many Intervening Parties as may be necessary to make full payment for the Secured Obligations may be sold. If even then the contracting of the disposal does not occur within the period established herein, Net Servicos may request that the appraisal procedure established in this Clause 4.2 be repeated and the procedure reinitiated successively;

      (l) the disposal of the Pledged Shares and Quotas in any of the ways contemplated in sections "j" and "k" above shall preferably be made through a bidding or similar procedure, but the sale price shall never be lower than the minimum price established as expounded above;

      (m) the minimum price shall be an amount in Brazilian currency or in United States dollars. If the price is in Brazilian currency, the minimum price will be adjusted according to the variation in the General Price Index - Internal Availability (IGP-DI), calculated and disclosed by the Getulio Vargas Foundation (FGV), or an index that may replace it as of the date of its determination, which shall apply from the date the minimum price is set for the disposal of the Pledged Shares and Quotas up to the date of actual payment thereof;

      (n) unless otherwise agreed between Net Servicos and Creditors, these represented by the Collateral Agent, the sale price of the Pledged Shares and Quotas shall, in any event, be paid at sight at the time of transfer of the Pledged Shares and Quotas; and

      (o) for all purposes of this Agreement and of Article 684 of the Civil Code, the Parties acknowledge that the Collateral Agent may perform all the acts necessary for the proper and effective development of the entire amicable sale procedures described in this Clause IV, it being certain, however, that the Collateral Agent shall fully respect all the procedures, requirements and stages stipulated in this Clause IV.

4.3. - The amicable sale of the Pledged Shares and Quotas shall observe the rules set forth by law and applicable regulations, including those of the Brazilian Telecommunications' Agency ("ANATEL") and of the Administrative Council for Economic Defense ("CADE"), and the NET Companies undertake to cooperate promptly and to the extent necessary before such agencies.

4.4. - To enable proper compliance with this Agreement and without prejudice to the other powers granted by NET Companies to the Collateral Agent and/or Creditors, NET Companies hereby grant the Collateral Agent, in the capacity of representative of Creditors, irrevocably, irreversibly and unconditionally, and as a condition for the business, according to Article 684 of the Civil Code, exclusive and specific powers for the Collateral Agent, on behalf of Creditors,
(a) to perform all the acts necessary for the disposal of the Pledged Quotas in the events contemplated herein, pursuant to the provisions of this Agreement;
(b) to use the proceeds of the disposal of the Pledged Quotas to settle the Secured Obligations, according to the terms established in the Intercreditor Agreement; and (c) additionally to the powers granted under the power of attorney to be issued as established in Clause 10.6.1., subject to the provisions hereof, to sign any and all documents, to perform each and every act, including to represent NET Companies before third parties, any Registries of Deeds and Documents, and any other governmental bodies, for the purpose of taking all the procedures required for the effectiveness and enforcement of the Pledge.

4.5. - Subject to the provisions of Clause 4.2. above, in the event of default on the

Secured Obligations, it is expressly stipulated that any act or measure leading to enforcement of the Pledge can only be implemented exclusively by Collateral Agent, in compliance with the terms and conditions of the Intercreditor Agreement, so that no Creditor may individually take advantage of any judicial, extrajudicial or any other constrictions on the assets and rights contemplated by this Pledge, under penalty of application of the provisions of Clause 4.8.

4.6. - Without prejudice to collection of any debt balance relating to the Secured Obligations, once the provisions of this Clause IV have been executed, the corresponding Secured Obligations shall be automatically released with respect to the sums attained through the amicable sale procedure stipulated above, regardless of any formality, to which the Collateral Agent automatically agrees on behalf of the Creditors and on its own behalf, irrevocably and irreversibly; the Collateral Agent and Creditors not being allowed to make any claim against NET Companies with respect to amounts obtained by said amicable sale.

4.7. - Although the Creditors hold legal preemptive rights with respect to the Pledged Quotas mentioned herein, the Creditors, through the Collateral Agent that represents them herein, hereby expressly declare and irrevocably and irreversibly agree, under the penalties of the law, for the entire duration hereof, that they may only perform any acts that entail or may entail attachment, judicial seizure or any other type of constriction of the Pledged Quotas solely and exclusively through the Collateral Agent, subject to the provisions in the Intercreditor Agreement and this Agreement.

4.8. - If any of the Creditors and/or the Collateral Agent fails to observe the provisions of Clause 4.7, Net Servicos or any of NET Companies shall notify the Collateral Agent and such Creditor(s) to the effect that they undo the act, which they are required to abstain from as a result of Clause 4.7 above within 10 (ten) consecutive days from such notice, and they shall answer for the losses and damages caused to Net Servicos and/or NET Companies and/or the other Creditors and/or the Collateral Agent, as the case may be. If the default is not remedied within such period, (i) if the default is imposed on one or more Creditors, the

Creditor(s) that have caused such default will cease immediately from being a party hereto, and their rights arising from their respective Debt Instrument(s) will no longer be part of the Secured Obligations, and they will thus no longer benefit from this Pledge. In the events contemplated above, said default shall in no way affect the legal and contractual rights and prerogatives now granted to the other Creditors and/or the Collateral Agent.

4.9. - Without prejudice to other events of early maturity of the Secured Obligations contemplated in the Debt Instruments or in the Intercreditor Agreement, the Collateral Agent and any of the Creditors are expressly forbidden to determine the early maturity of the Secured Obligations based on Articles 333, II and III, 1425, I, IV and V of the Civil Code. The Collateral Agent may, subject to the provisions of the Debt Instruments, the Intercreditor Agreement and this Agreement, especially Clauses 1.4 and 1.4.1. above and Clause 10.5 below, determine the early maturity of the Secured Obligations if any of the events below occurs: (i) if the obligations set out in Clause 1.3 above are not complied with; (ii) if the obligations contemplated in sections "a", "b", "c" and "d" of Clause 2.4 above are not complied with; or (iii) if the obligations contemplated in Clauses 10.2 and 10.2.1 below are not complied with.

4.10. - The Parties acknowledge that Creditors shall have the option, always through the Collateral Agent, to demand compliance with the Pledge now made with any other warranty granted to Creditors, including the Additional Pledge Agreements, at the sole discretion of Creditors, according to this Agreement and the Intercreditor Agreement.

V. - THE OBLIGATIONS OF NET SERVICOS AND NET COMPANIES

5.1. - In addition to the other obligations contemplated in the Debt Instruments, in the Intercreditor Agreement, in this Agreement, or in the legislation currently in force, NET Companies, until the Pledge Termination Date, hereby undertake:

      (a) to perform all acts necessary or advisable to effectuate, perfect and maintain the Pledge hereunder, as well as to keep all authorizations necessary for the execution and implementation of this Agreement always valid, effective, in perfect order and in full force;

      (b) to maintain the Pledge at all times existing, valid, effective, in perfect order and in full force, without any restriction or condition, undertaking to keep the Pledged Quotas free and clear of any liens or encumbrances, whether of a judicial or extrajudicial nature, with due regard for the exceptions stipulated in the Debt Instruments and in this Agreement;

      (c) to fully perform all their obligations under this Agreement;

      (d) to defend themselves timely and efficiently against any act, action, proceeding or lawsuit that could in any way affect this Agreement or the Pledge;

      (e) in compliance with the provisions of Clause II above, not to dispose of, sell, assign, transfer, give in free loan, lend, exchange, capitalize, create usufruct or trust or any other encumbrance, lien or security interest in addition to the Pledge created herein, or otherwise dispose of in any way, wholly or in part, directly or indirectly, free of charge or otherwise, the Pledged Quotas; and

      (f) to respect the Creditors' representation by the Collateral Agent, as provided for in the Intercreditor Agreement and in this Agreement, since this is an essential condition for the legal business now covenanted, with the validity and effectiveness of such representation being hereby ratified for all purposes of this Agreement.

VI. - REPRESENTATIONS AND WARRANTIES OF NET COMPANIES AND INTERVENING PARTY(IES)

6.1. - Net Servicos, by itself and NET Companies, the NET Companies and the Intervening Party(ies) represent and warrant on this date, under the penalties of the law, that:

      (a) the NET Companies and the Intervening Party(ies) are companies duly organized and existing under the Brazilian law, and are free to manage their assets;

      (b) all authorizations required for the NET Companies and the Intervening Party(ies) to execute this Agreement and to assume and perform all obligations hereunder have been obtained and are valid, effective and in full force, with the exception of the approval of Anatel and CADE (if necessary) for the sale (if and at the time of enforcement) of the Pledged Quotas;

      (c) NET Companies and the Intervening Party(ies) are authorized by their Articles of Association and Bylaws, and applicable law, as well as by proper government entities to tender the guarantee set forth in this Agreement and to perform the obligations contained herein, with the exception of the approval of Anatel and CADE (if necessary) for the sale (if and at the time of enforcement) of the Pledged Quotas;

      (d) the persons that represent the NET Companies and the Intervening Party(ies) in the execution of this Agreement have been duly authorized to do so;

      (e) there is no judicial or extrajudicial, administrative, arbitration or tax action or proceeding in an amount equal to or in excess of R$ 1,000,000.00 (one million Reais), which may in any way hinder or invalidate this Pledge or the obligations assumed hereunder, except for the actions, procedures, liens, encumbrances and restrictions mentioned in "Schedule 8" hereof;

      (f) to the best of its knowledge, no judicial action or extrajudicial, administrative, arbitration, or tax action or proceeding, regardless of who the Plaintiff is, seeking to cancel, alter, invalidate, question or in any way affect the Pledge and/or the obligations assumed herein, is threatened to be filed or commenced, except for any actions or proceedings that may be filed by the holders of Debt Not Included, as defined in the Intercreditor Agreement;

      (g) the Pledged Quotas are free and clear of any encumbrances, whether judicial, extrajudicial, are duly subscribed for and paid up, and are not subject to any restriction on their disposal or transfer, except for the actions, procedures, encumbrances, liens and restrictions outlined in "Schedule 8", as well as the restrictions on disposal and/or transfer imposed by force of
(i) this Agreement or the Debt Instruments or other agreements that make up the Restructuring Plan and the Debt Instruments; (ii) the applicable regulations, including those of Anatel; (iii) the contractual instruments of the holders of Debt Not Included, as defined in the Intercreditor Agreement; and the NET Companies and the Intervening Party(ies) shall answer, in accordance with the provisions of the law, for the existence and integrity of the Pledged Quotas;

      (h) the terms and conditions of this Agreement as well as the assumption and performance of all obligations set forth herein (i) shall not result in default by the NET Companies and/or the Intervening Party(ies) on any contract, document or instrument to which the NET Companies or the Intervening Party(ies) are parties, or to which any of their assets and properties are bound, which entails or may reasonably entail a payment obligation on the part of Net Servicos or any of the NET Companies or the Intervening Party, in an amount exceeding R$ 30,000,000.00 (thirty million Reais), with the exception of the contractual instruments of the holders of Debt Not Included, as defined in the Intercreditor Agreement; (ii) do not violate any law, decree or regulation to which the NET Companies and/or the Intervening Party(ies) may be subject; (iii) do not violate any pending administrative, arbitral or court order, decree or decision against the NET

Companies and/or the Intervening Party(ies), (except for the Unibanco Action, as defined in the Intercreditors Agreement), which individually entails or may reasonably entail a payment obligation on the part of Net Servicos or any of the NET Companies or the Intervening Party in an amount exceeding R$ 30,000,000.00 (thirty million Reais); and (iv) do not violate the bylaws and articles of association of the NET Companies and/or the Intervening Party(ies);

      (i) the obligations assumed in this Agreement are valid, payable and enforceable according to the terms and conditions hereof;

      (j) the Pledged Quotas listed in "Schedule 5" represent all of the corporate interests of the NET Companies in the capital of the Intervening Parties, as of this date;

      (k) the companies listed on "Schedule 1" hereto represent all of the companies in which Net Servicos holds a direct and/or indirect corporate interest, except for those designated "Unrestricted Controlled Companies" in the Debt Instruments; and

      (l) all the powers of attorney granted by NET Companies and/or the Intervening Party(ies) according to the terms hereof are issued on an irrevocable and irreversible basis, according to the terms of Article 684 of the Civil Code.

      6.2. - The NET Companies and the Intervening Party(ies) shall be held jointly and severally liable for any losses and damages resulting from the proven inaccuracy or untruthfulness of these declarations, in accordance with the time periods stipulated in the relevant legislation.

VII. - OBLIGATIONS, REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT

7.1. - In addition to the other obligations stipulated in this Agreement and in the

Intercreditor Agreement, the Collateral Agent agrees:

      (a) to take all measures necessary or advisable to ensure that the guarantee hereby created will remain complete and enforceable at all times;

      (b) to manage the resources arising out of any enforcement of the guarantee hereby tendered to the benefit of the Creditors, in accordance with the terms of the Intercreditor Agreement and this Agreement;

      (c) to immediately notify Net Servicos and the Creditors about any lawsuits related to enforcement of the Pledged Quotas for payment of the Secured Obligations;

      (d) to respect and observe that all and any measures to be undertaken for the purposes and effects of this Agreement, especially in relation to enforcement of the Pledge, can only be irreplaceably undertaken by the Collateral Agent once the terms and conditions of the Intercreditor Agreement and this Agreement are observed.

      (e) to provide the corresponding Creditor with copy of any additional documents prepared hereunder as may be reasonably requested thereby, including any updates on the schedules hereto as well as evidence as to filing of this Agreement as provided for herein, with the exception of any document that may entail financial and/or secret and/or confidential information regarding the NET Companies, the Intervening Party(ies) and/or any of the other Creditors, in compliance with the provisions of the Intercreditor Agreement;

      (f) to verify with Net Servicos whether the filings and registrations set forth in this Agreement were duly made within the periods set forth herein.

      (g) in the name of the Creditors, to take all the measures necessary to protect the preference right over the Pledged Quotas, once they become aware of any third-party act that implies a threatened lien, and/or can effectively result in the lien of the Pledged Quotas, according to the terms hereof;

      (h) to arrange for NET Companies not to encounter any hindrances in obtaining the signature of the legal representatives of the Collateral Agent for amendments to this Agreement, when necessary; and

      (i) within 5 (five) business days of the request from Net Servicos, to sign any waiver, notice, amendment or another document reasonably requested by Net Servicos and prepared by it, whether necessary for release of the pledge on the Pledged Quotas and implementation of any act mentioned in Clause 2.1 above, regardless of previous consultation and/or approval by Creditors, in the events
(i) expressly permitted under the terms of the Debt Instruments to which the Restructuring Creditors (as defined in the Intercreditors Agreement) are parties, and (ii) that are not expressly prohibited by any Joining Debt Instrument (as defined in the Intercreditors Agreement).

7.1.1. - The Collateral Agent represents and warrants, under penalty of the law, that:

      (a) it is a company duly organized and validly existing under Brazilian law, and is free to administer its assets;

      (b) all authorizations required to execute this Agreement and to assume and perform all of its obligations hereunder have been obtained, and are valid, effective and in full force, without having been altered in any way;

      (c) it is duly authorized under its Bylaws and applicable law, as well as by other public administration bodies to perform the obligations hereunder;

      (d) the persons that represent it in the execution of this Agreement have been duly authorized to do so;

      (e) the terms and conditions of this Agreement as well as the assumption and performance of all obligations set forth herein (i) shall not result in the Collateral Agent's default under any contract, document or instrument to which it is a party or to which any of its assets and properties are bound; (ii) do not violate any law, decree or regulation to which the Collateral Agent is subject; (iii) do not violate any pending administrative or court order, judgment or decision against the Collateral Agent; and (iv) do not violate the Bylaws of the Collateral Agent;

      (f) the obligations assumed in this Agreement are valid, payable and enforceable according to the terms hereof;

      (g) it is aware of all the terms and conditions of the Intercreditor Agreement and the instruments that substantiate the Secured Obligations; and

      (h) it is aware that all and any measures to be undertaken, for the purposes and effects of this Agreement, especially in relation to enforcement of the Pledge, can only be irreplaceably carried out by the Collateral Agent, in compliance with all the terms and conditions of the Intercreditor Agreement and this Agreement.

7.2. - The Collateral Agent shall be liable for any losses and damages that may result from the proven untruthfulness or inaccuracy of its representations, within the time limits prescribed by applicable law.

7.3. - In the event of noncompliance by the Collateral Agent with any of the obligations assumed hereunder, and if such noncompliance is not remedied within 48 (forty-eight) hours from the event, the Collateral Agent will be required to indemnify the Creditors, NET Companies, Net Servicos and/or Intervening Party(ies), as the case may be, for the losses and damages arising out of this default.

VIII. - NOTICES

8.1. - Any and all notices to be exchanged between the parties with respect to any matter related hereto shall be given in writing and sent to the addresses indicated below:

(a)   if to any of NET Companies, Net Servicos and/or any of Intervening
Party(ies):

      NET SERVICOS DE COMUNICACAO S.A.
      Attn: Mr. Andre Muller Borges and/or Mr. Leonardo Porciuncula Gomes
            Pereira
      Telephone: (55-11) 5186-2606
      Fax: (55-11) 5186-2780
      Address: Rua Verbo Divino, 1356, Chacara Santo Antonio, Sao Paulo - SP
               Brasil, CEP 04719-002


(b) if to Creditors, at the addresses, telephone and fax numbers mentioned in each of the Debt Instruments, or preferably at the addresses, telephone and fax numbers of the Collateral Agent, as mentioned in item (c) below;

(c)   if to the Collateral Agent:

      BANCO ITAU S.A.
      Diretoria de Servicos para o Mercado de Capitais
      Address: Av. Engenheiro Armando de Arruda Pereira, 707 - 9(a)andar -
               Jabaquara
      CEP: 04344-902 - Sao Paulo S.P.
      Attn: Mr. Antonio Carlos Rodrigues
      Tel: (55 11) 5029-1527
      Fax: (55 11) 5029-1535
      e-mail: antonio-carlos.rodrigues@itau.com.br

8.2. - Notices shall be deemed delivered on the date of their receipt when forwarded by registered letter or when sent with "return receipt requested" through the Brazilian mail service (Empresa Brasileira de Correios e Telegrafos), and if delivered to the above addresses. When sent by fax or email, they shall be deemed delivered at the next business day, provided that the originals of the documents have been forwarded to the above addresses, through the means mentioned above, within two business days of their transmission.

8.3. - Any change of address and other data to be observed for purposes of the above notices will only produce effect 10 (ten) business days after informed to Net Servicos and the Collateral Agent.

IX - THE INCLUSION OF OTHER CREDITORS

9.1.- Other creditors that may join this Agreement under the terms of the Debt Instruments and the Intercreditor Agreement ("JOINING CREDITORS") shall be admitted as parties to this Agreement and shall have the same rights and obligations, and in this way they can share in the Pledge with the other Creditors listed in "Schedule 2" of this Agreement. Joining Creditors shall adhere to the terms of this instrument by adhering to the Intercreditor Agreement in accordance with the terms and conditions contained in it and by signing the relevant Term of Adhesion as contained in "Schedule 9" ("TERM OF ADHESION"). The Term of Adhesion duly signed by the Joining Creditor shall hereby become an integral part of this Agreement.

9.2. - The Term of Adhesion shall consubstantiate a related document signed by the legal representatives of the Joining Creditor, which shall (i) contain the request that the relevant credit be inserted as a beneficiary of the Pledge, and
(ii) show the Joining Creditor's unconditional acceptance of all the terms and conditions of this Agreement and the Intercreditor Agreement, especially in relation to its representation through the Collateral

Agent.

9.2.1. The Joining Creditors, on signing the Term of Adhesion, shall have the same rights and obligations of this Agreement and of the Intercreditor Agreement, pari passu, with respect to the other Creditors, without any exception and/or limitation.

9.3. - For the Term of Adhesion to come into force, the Joining Creditor shall register it at the Registry of Deeds and Documents in which this Agreement is registered on the respective Commercial Registry and within 05 (five) business days of the date of said registration, send certified copies of said registration to the Collateral Agent and the NET Companies.

9.4. Any vice that may be imputable to the Term of Adhesion will not affect nor impair any of the provisions contemplated herein, which will always remain valid and effective for all effects and purposes.

X. - REGISTRATIONS AND PENALTIES

10.1 - The NET Companies shall, within a maximum period of 25 (twenty-five) consecutive days of receipt of the original counterparts of this Agreement, duly signed by the Parties, (i) submit the amendments in the Articles of Association of each Intervening Party, which shall reflect the change mentioned by the Clause 1.10 of this Agreement, for registration with the applicable Commercial Registry; and (ii) submit this Agreement for registration with the Registry of Deeds and Documents in which the headquarters of the Intervening Party(ies) are located and within 20 (twenty) consecutive days counted from said registration they shall send to the Collateral Agent certified copies of this Agreement registered with the respective Registry of Deeds and Documents, always with due regard for the provisions of Clause 10.4 below.

10.2. - For drafting of amendments to this Agreement pursuant to the provisions of Clause 1.2.1 above, subject always to the provisions in Clause 10.4 below, the NET Companies and/or the Intervening Party(ies) in charge of including the New Quotas in the Pledge, within 5 (five) business days of the formalization of any events listed therein, shall deliver to the Collateral Agent, in compliance with the provisions of Clauses 7.1(h) and 8.2 above, all counterparts of the respective amendment, duly signed by the legal representatives of NET Companies and the Intervening Party(ies), together with their respective signature certifications, so that the Collateral Agent, on its own behalf and on behalf of Creditors, signs the counterparts of such amendment, certifies the signatures applicable thereto and returns them to NET Companies at the address mentioned in Clause 8.1 (a) above, keeping only one counterpart.

10.2.1. - Within 15 (fifteen) consecutive days from receipt of the original counterparts of the amendment hereto, duly signed by the Collateral Agent, any of NET Companies and/or Intervening Party(ies), it shall (i) register the amendment to the Articles of Association of each Intervening Party issuers of the New Quotas, with the changes proposed by the clause 1.10 of the Agreement with the respective Commercial Registry, sending certified copies of the registered amendments to the Collateral Agent within 10 (ten) consecutive days of the date of its filing; (ii) register the amendment to this Agreement with the Registries of Deeds and Documents in which this Agreement is registered, sending certified copies of the registered amendment to the Collateral Agent within 20 (twenty) consecutive days of the date of its filing with the Registry of Deeds and Documents. The Net Companies and/or the Intervening Parties will put their best efforts to get the registry as soon as possible, except, in any event contemplated in this clause, the provisions of Clause 10.4 below.

10.3.- Irrespective of any other penalty imposed by applicable legislation, by this Agreement, by Clause 10.5 below, by the Debt Instruments and/or by the Intercreditor Agreement, the noncompliance by the NET Companies with any of the periods stipulated in Clauses 10.1, 10.2 and 10.2.1 above, for any reason, shall result in the imposition of a fine in favor of the Creditors, to be distributed ratably to the value of their respective

Secured Obligations, in the amount of R$100,000.00 (one hundred thousand reais) per day, or fraction of a day of delay.

10.3.1.- The value of the fine stipulated above shall be adjusted annually, or at a shorter period of time if allowed or not forbidden by the relevant legislation, counting from this date, including according to the variation in the General Market Price Index (IGP-M - Indice Geral de Precos - Mercado) or in its absence for any reason, by the General Price Index - Internal Availability (Indice Geral de Precos - Disponibilidade Interna - IGP-DI), both published by the Getulio Vargas Foundation.

10.4.- Delays in complying with the periods stipulated herein, resulting from acts of God or force majeure, such as, for example, strikes, delays, failures and omissions by the Registry of Deeds and Documents, not imputable to the NET Companies and/or the Intervening Party(ies), shall not be deemed to involve any contractual default, nor the imposition of the fine referred to in Clause 10.3. In this case, the terms established will be suspended from the date of commencement of the event of act of God or force majeure until the date of its cessation, and NET Companies shall, on the first business day immediately after the cessation of the events caused by an act of God or force majeure, take all necessary measures to make the relevant registration, resuming the timeframe for compliance with the obligations as from such date of cessation of the act of God or force majeure.

10.5. - After expiration of the periods stipulated in Clauses 1.4, 1.4.1, 10.1, 10.2, 10.2.1 and 10.4, pursuant to the provisions of Clauses 4.9 and 11.8, the Creditors may choose, with due regard for the provisions of the Intercreditor Agreement and the Debt Instruments, to declare the early maturity of the Secured Obligations. Upon this declaration of early maturity, the imposition of the penalties stipulated in Clause 10.3 above shall be suspended without prejudice to the penalties imposed by applicable law and by the Debt Instruments.

10.6. Without prejudice to the obligations hereby assumed by the NET Companies in relation to these measures, and in addition to the penalties resulting from noncompliance, the Collateral Agent may decide, at its exclusive discretion, upon notice to NET Companies, to make the registrations referred to in Clauses 10.1, 10.2 and 10.2.1.

10.6.1. Without prejudice to the other powers granted by NET Companies to the Collateral Agent and/or Creditors, NET Companies, through the instrument of power of attorney, according to the model included in "Schedule 7", grant to the Collateral Agent, in the capacity of representative of Creditors, irrevocably and irreversibly, and as condition for the business, according to Article 684 of the Civil Code, certain powers for the Collateral Agent, on behalf of Creditors, in compliance with the provisions hereof, to represent NET Companies before any and all Registries of Deeds and Documents and the Commercial Registries, and to sign any and all documents, and perform any and all acts necessary specifically and exclusively for the performance of the registrations contemplated in Clauses 10.1, 10.2 and 10.2.1.

10.7. - It is hereby agreed that on the Pledge Termination Date, any of NET Companies and/or Intervening Party(ies), at their own expense and risk, shall take all relevant measures to cancel the Pledge registration, and the Collateral Agent shall undertake to immediately render the cooperation necessary to this effect, providing a term of release in relation to the Secured Obligations and all relevant information and documentation that may be reasonably requested by NET Companies and/or the Intervening Party(ies), it being hereby agreed that in any case the aforementioned cancellation shall depend on the full satisfaction of the Secured Obligations, and, in this case, in accordance with articles 319 and 1436 of the Civil Code, as well as with article 250 of the Public Registration Law, the NET Companies and/or the Intervening Party(ies) are hereby authorized to use all existing administrative and/or judicial mechanisms, with no limitations of any kind, to obtain the release of the Pledge and the cancellation of its registration.

XI. - MISCELLANEOUS

11.1. - All the terms, conditions, covenants, dealings, undertakings and commitments assumed in this Agreement shall be binding on the parties themselves and their successors and assigns in any way, on an irrevocable and irreversible basis.

11.2. - Any change in the terms and conditions of this Agreement shall only be deemed valid if made in a written instrument signed by all the Parties, except in the specific cases determined herein and in its schedules, always with due regard for the provisions of the Intercreditor Agreement, it being agreed, however, that the Collateral Agent shall represent the Creditors, exclusively and with ample powers for such purpose, in making any amendments to this Agreement, in compliance with the terms and conditions of the Intercreditor Agreement

11.3. - With due regard for the provisions in the Intercreditor Agreement, the Creditors, acting exclusively through the Collateral Agent for the purpose of taking the appropriate action, may demand the specific enforcement of the obligations assumed by the Parties hereunder, according to Articles 461, 621 and 632 through 645 of the Brazilian Code of Civil Procedure, as well as the enforcement of the guarantee granted herein.

11.3.1. - Without prejudice to the other rights conferred on the Collateral Agent, acting in the capacity of collateral agent for the Creditors, the Collateral Agent is hereby irrevocably and irreversibly authorized to enforce this guarantee in a private manner as set forth in Article 1433, IV of the Civil Code, provided the terms and conditions of this Agreement, of the Debt Instrument and of the Intercreditor Agreement have been complied with.

11.4. - As a condition for this Agreement, the NET Companies hereby agree to take any and all additional measures and to produce any and all documents necessary to formalize the Pledge and for the validity and effectiveness of this Agreement

11.5. - NET Companies shall bear any and all costs or expenses that are provably, reasonably and justifiably incurred by the Collateral Agent in connection with performance of the obligations or exercise of the rights set out in this Agreement or in applicable law, including costs and expenses incurred with registrations, filings or enforcement of the guarantee hereunder, as well as in connection with any proceedings, suits and/or other judicial or extrajudicial action necessary to secure their rights and prerogatives set forth in this Agreement, including costs, fees, expenses, emoluments, attorney's and expert's fees or any other charges related to such proceedings, suits or actions. Such amounts shall be reimbursed within 10 (ten) business days after the date of receipt of notice to this effect, to be sent to NET Companies. Reimbursements for judicial expenses and attorneys' fees related to the clauses of this Agreement shall be made in keeping with the provisions of Clause 2.3.

11.6. - The full or partial invalidity or nullity of any clauses of this Agreement shall not affect the other clauses, which shall always remain valid and effective until the Parties have performed all their obligations hereunder. If any clause in this Agreement is held invalid or null, the Parties hereby undertake to negotiate, within the shortest period possible, in replacement of the invalid or null clause, the inclusion in this Agreement of valid terms and conditions that reflect the terms and conditions of the clause rendered invalid or null, with due regard for the original intent and objective of the Parties at the time of negotiation of the invalid or null clause and the underlying context.

11.7. - Waiver by any of the Parties in connection with the exercise of any rights conferred under the terms of this Agreement or applicable legislation, shall only be effective if made in writing. No forbearance, delay or indulgence by any of the Parties in enforcing any provision of this Agreement shall hinder or restrict the rights of such Party nor shall it prevent such Party from exercising such rights or any others whenever it deems fit to do so, irrespective of any prior communication or notice.

11.8. - For all legal purposes, it is expressly stipulated herein that the only cases of early maturity, in addition to those expressly foreseen in this Agreement, in the Debt Instruments and in the Intercreditor Agreement are the cases mentioned in subsections II and III of Article 1425 of the Civil Code.

11.9. - The confidentiality commitment established in Clause 10.14 of the Intercreditor Agreement shall apply to this Agreement.

11.10. - Without prejudice to the joint responsibility of the NET Companies stipulated in the Intercreditor Agreement, in the Debt Instruments and in the Additional Pledge Agreements, the NET Companies and Net Servicos hereby and pursuant to law, on an irrevocable and irreversible basis, for the purposes stipulated in Article 265 of the Civil Code, represent, in relation to this Agreement, to be the joint and principal payers solely with regard to the obligations mentioned in Clauses 2.1.1, 2.3, 6.2, 10.1 to 10.7 and 11.5 hereof.

11.11. - The Parties elect the courts in the Judicial District of Sao Paulo, State of Sao Paulo, to settle any doubts or disputes arising out of this Agreement, to the exclusion of any other courts, however privileged they may be.

IN WITNESS WHEREOF, the parties, binding themselves and their successors, sign this Agreement in four (4) counterparts of equal form and content, to one sole effect, in the presence of the two (2) undersigned witnesses.

                              Sao Paulo, [_] [_____] 2005

                              FOR CREDITORS

                           By ____________________________________________

                              BANCO ITAU S.A.

                              Name:

                              Title:

                              COLLATERAL AGENT

                              ____________________________________________

                              BANCO ITAU S.A.

                              Name:

                              Title:

                              NET SERVICOS

                           By ____________________________________________

                              NET SERVICOS DE COMUNICACAO S.A.

                              Name:

                              Title:

                              NET COMPANIES

                              MULTICANAL TELECOMUNICACOES S.A.
                              NET SUL COMUNICACOES LTDA.
                              NET PARANA COMUNICACOES LTDA.
                              DR - Empresa e Distribuicao e Recepcao de TV Ltda. HORIZONTE SUL COMUNICACOES LTDA.
                              NET CURITIBA LTDA.

                              _____________________________________________

                              Name:

                              Title:

                              INTERVENING PARTIES

                              ANTENAS COMUNITARIAS BRASILEIRAS LTDA.
                              NET BELO HORIZONTE LTDA.
                              NET BRASILIA LTDA.
                              NET LONDRINA LTDA.
                              TV CABO DE CHAPECO LTDA.
                              TELEVISAO A CABO VINDIMA LTDA.
                              NET RECIFE LTDA.
                              NET SAO PAULO LTDA.
                              NET CAMPINAS LTDA.
                              NET INDAIATUBA LTDA.
                              NET FRANCA LTDA.
                              NET SUL COMUNICACOES LTDA.
                              DR- Empresa de Distribuicao e Recepcao de TV Ltda. NET JOINVILLE LTDA.
                              NET FLORIANOPOLIS LTDA.
                              NET MARINGA LTDA.
                              NET SAO JOSE DO RIO PRETO LTDA.
                              NET PIRACICABA LTDA.
                              NET GOIANIA LTDA.
                              NET CAMPO GRANDE LTDA.
                              NET SOROCABA LTDA.
                              HORIZONTE SUL COMUNICACOES LTDA.
                              NET PARANA COMUNICACOES LTDA.
                              NET CURITIBA LTDA.
                              NET ARAPONGAS LTDA.
                              NET BAURU LTDA.
                              NET ANAPOLIS LTDA.
                              REYC COMERCIO E PARTICIPACOES LTDA.

                              _____________________________________________

                              Name:

                              Title:

Witnesses:

1. - ____________________________

     Name:

     Identity Card - RG:

2. - ____________________________

     Name:

     Identity Card - RG:

                                                 SCHEDULE 1 TO THE QUOTA PLEDGE
                                                 AGREEMENT WITH AN AMICABLE SALE
                                                 CLAUSE AND OTHER COVENANTS

                              LIST OF NET COMPANIES

MULTICANAL TELECOMUNICACOES S.A., a Brazilian joint-stock company headquartered in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, 1356, 1st floor, part, CEP 04719-002, Chacara Santo Antonio, enrolled in C.N.P.J under No. 31.963.481/0001-64, herein represented pursuant to its Bylaws;

NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 73.676.512/0001-46, herein represented according to its Articles of Association;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 93.088.342/0001-96, herein represented according to its Articles of Association;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre, State of Rio Grande do Sul, at Rua Silveiro, No. 1.111, part, enrolled in C.N.P.J. under No. 94.319.209/0001-66, herein represented according to its Articles of Association;

NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Curitiba, State of Parana, at Rua Paulo Graeser Sobrinho, No. 557, Merces, enrolled in C.N.P.J. under No. 84.922.681/0001-35, herein represented according to its Articles of Association;

NET CURITIBA LTDA., a Brazilian limited liability company with its headquarters in the City of Curitiba, State of Parana, at Rua Mamore No. 340, enrolled in C.N.P.J. under No. 82.342.833/0001-03, herein represented according to its Articles of Association;

                                                            SCHEDULE 2 TO THE
                                                            QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

                               LIST OF CREDITORS

(1) PLANNER CORRETORA DE VALORES S.A., a joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 2.439, 11th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under n(0). 00.806.535/0001-54, representing, as fiduciary agent and proxy of the Securities of the Forth Public Issue of Debentures, Not Convertible Into Shares, with Collateral Guarantee and Suretyship, of Net Servicos de Comunicacao S.A., in this act represented jointly by the owners of the Debentures by Banco Itau S.A., as Collateral Agent;.

(2) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of owners of the Net Sul Notes (according to the Creditors Agreement) in this act represented jointly by the owners of Net Sul Notes and by Banco Itau S.A., as Collateral Agent;

(3) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of the owners of the Company Notes, (according to the Creditors Agreement) in this act represented jointly by the owners of the Company Notes and by Banco Itau S.A., as Collateral Agent;

(4) BANCO DO BRASIL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its headquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(5) BANCO ITAU BBA S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its headquarters in the city of Sao Paulo, in Sao Paulo State, at Praca Alfredo Egydio de Souza Aranha, 100 - Torre Conceicao - 9th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0) 17.298.092/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(6) BANKBOSTON BANCO MULTIPLO S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(7) BANCO BRASCAN S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city of Rio de Janeiro, at Avenida Almirante Barroso, 52 30th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0)33.923.111/0001-29, represented by Banco Itau S.A., as Collateral Agent;

(8) UNIBANCO - UNIAO DE BANCOS BRASILEIROS S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city and State of Sao Paulo, at Avenida Eusebio Matoso, 891, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0)33.700.394/0001-40, represented by Banco Itau S.A., as Collateral Agent;

(9) BANCO DO ESTADO DO RIO GRANDE DO SUL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(10) MARATHON FUND, L.P., a financial institution duly organized and existing according to the laws of [ ], with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(11) BANCO UNICO S.A., new corporate name of Banco BNL do Brasil S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city and State of Sao Paulo, at Av. Paulista, 1.963, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0)00.086.413/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(12) BANCO DE CREDITO NACIONAL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

                                                            SCHEDULE 3 TO THE
                                                            QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

                            LIST OF DEBT INSTRUMENTS


(1) INDENTURE FOR THE FOURTH PUBLIC ISSUE OF DEBENTURES NOT CONVERTIBLE INTO SHARES WITH COLLATERAL GUARANTEE AND SURETYSHIP, BY NET SERVICOS DE
      COMUNICACAO S.A. dated as of [..../..../....] with Planner Corretora de
      Valores S.A. (Trustee), in the amount of [.....];

(2)   SECURITY INDENTURE FOR NET SUL COMUNICACOES LTDA., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$[ ] 7.0% SENIOR SECURED NOTES DUE 2009 AND THE U.S.$[ ] SENIOR
      SECURED FLOATING RATE NOTES DUE 2009 dated as of [..../..../....] and connected instruments, as such: PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Marathon Fund, L.P.] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [UBS], in the amount of [....], PRIVATE INSTRUMENT
      OF DEBT Confession, dated as of [..../..../....] with [JP Morgan] in the amount of [....] and PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Banco do Espirito Santo - BES] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Cargill] in the amount OF [....], PRIVATE
      INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Banco do
      Brasil] in the AMOUNT of [....], PRIVATE INSTRUMENT OF DEBT CONFESSION,
      dated as of [..../..../....] with [Moneda] in the amount of [....];

(3)   SECURITY INDENTURE FOR NET SERVICOS DE COMUNICACAO S.A., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$76,593,068 7.0% SENIOR SECURED NOTES DUE 2009;

(4)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(5)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(6) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco do Itau BBA S.A. in the amount of R$ 61,144,097.23 and corresponding to the Common Terms Agreement;

(7) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,509,403.14 and corresponding to the Common Terms Agreement;

(8) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,039,613.40 and corresponding to the Common Terms Agreement;

(9)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(10)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(11)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(12) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 27/12/2004 with Banco Brascan S.A. in the amount of R$ 19,270,986.76 and corresponding to the Common Terms Agreement;

(13) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 103,988,711.06 and corresponding to the Common Terms Agreement;

(14) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 368,951.88 and corresponding to the Common Terms Agreement;

(15) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Banco Unico S.A. in the amount of R$ 20,541,104.80 and corresponding to the Common Terms Agreement;

(16)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Marathon Fund, L.P. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

(17)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco de Credito Nacional S.A. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

                                                            SCHEDULE 4 TO THE
                                                            QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

                       COPY OF THE INTERCREDITOR AGREEMENT

                                                        SCHEDULE 5 TO THE QUOTA
                                                        PLEDGE AGREEMENT WITH AN
                                                        AMICABLE SALE CLAUSE AND
                                                        OTHER COVENANTS

                           LIST OF THE PLEDGED QUOTAS

      (i) ALNOR ALUMINIO DO NORTE LTDA.:
      - 127,326 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 1 quota representing 0.01% the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (ii) ANTENAS COMUNITARIAS BRASILEIRAS LTDA.:

      (iii) NET BELO HORIZONTE LTDA.:
      - 9,883,145,986 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (iv) NET BRASILIA LTDA.:
      - 8,872,670,492 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (v) NET LONDRINA LTDA.:
      - 1,160,163,414 quotas representing 86.45% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;
      - 181,797,074 quotas representing 13.55% of the capital stock of the company, owned by NET CURITIBA LTDA.;

      (vi) TV CABO DE CHAPECO LTDA.:
      - 8,999 quotas representing 99.99% of the capital stock of the company, owned by DR - EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LDA.; e
      - 1 quota representing 0,01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (viii) NET RECIFE LTDA.:
      - 2,675,719,695 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (ix) NET SAO PAULO LTDA.:
      - 66,417,092 quotas representing 97.87% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;
      - 1,443,105 quotas representing de 2.13% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;

      (x) NET CAMPINAS LTDA.:
      - 114,008,447 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xi) NET INDAIATUBA LTDA.:
      - 632,029,634 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xii) NET FRANCA LTDA.:
      - 3,097,553,877 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xiii) NET SUL COMUNICACOES LTDA.:
      - 46,019,310,766 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xiv) DR - EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA.
      - 15,398,048,765 quotas representing 99.99% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xv) NET JOINVILLE LTDA.:
      - 966,067,758 quotas representing 73.74% of the capital stock of the company, owned by HORIZONTE SUL COMUNICACOES LTDA.;
      - 344,040,000 quotas representing 26.26% of the capital stock of the company, owned by DR - EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA.;

      (xvi) NET FLORIANOPOLIS LTDA.:
      - 2,461,022,037 quotas representing 78.68% of the capital stock of the company, owned by DR - EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA.;
      - 666,927,700 quotas representing 21.32% of the capital stock of the company, owned by NET SUL COMUNICACOES LTDA.;

      (xvii) NET MARINGA LTDA.:
      - 747,925,696 quotas representing 99.99% of the capital stock of the company, owned by NET PARANA COMUNICACOES LTDA.;
      - 100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xviii) NET SAO JOSE DO RIO PRETO LTDA.:
      - 6,119,120 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 01 quota representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xix) NET PIRACICABA LTDA.:
      - 1,199 quotas representing 99.92% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 01 quota representing 0.08% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xx) NET GOIANIA LTDA.:
      - 10,755,850,721 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 07 quotas representing 0.07% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxi) NET CAMPO GRANDE LTDA.:
      - 2,820,950,571 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 59,100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxii) NET SOROCABA LTDA.:
      - 39,043,106 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 02 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxiii) HORIZONTE SUL COMUNICACOES LTDA.:
      - 5,098,766,620 quotas representing 99.99% of the capital stock of the company, owned by NET SUL COMUNICACOES LTDA.;
      - 100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxiv) NET PARANA COMUNICACOES LTDA.:
      - 13,231,375,127 quotas representing 99.99% of the capital stock of the company, owned by NET CURITIBA LTDA.;
      - 01 quota representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxv) NET CURITIBA LTDA.:
      - 16,401,055,172 quotas representing 99.99% of the capital stock of the company, owned by NET SUL COMUNICACOES LTDA.;

      - 100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxvi) NET ARAPONGAS LTDA.:
      - 69,254,804 quotas representing 99.99% of the capital stock of the company, owned by NET PARANA COMUNICACOES LTDA.;
      - 100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxvii) NET BAURU LTDA.
      - 24,079,750 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 01 quota representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxviii) NET ANAPOLIS LTDA.:
      - 1,861,833,338 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 100 quotas representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.;

      (xxix) REYC COMERCIO E PARTICIPACOES LTDA.:
      - 2,498,595 quotas representing 99.99% of the capital stock of the company, owned by MULTICANAL TELECOMUNICACOES S.A.;
      - 01 quota representing 0.01% of the capital stock of the company, owned by NET SERVICOS DE COMUNICACAO S.A.

                                                            SCHEDULE 6 TO
                                                            THE QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

                   CHARACTERISTICS OF THE SECURED OBLIGATIONS

The estimated value for the Secured Obligations on the date hereof is US$[    ]
and R$[      ], which shall be increased by quarterly remuneratory interest at the following maximum rates, as defined on the respective Debt Instruments:

     - For debts in Brazilian Reais-CDI plus spread of 2% (two percent) per year between June 30th, 2004 and December 14th, 2005, and CDI plus spread of 3% (three percent) per year from December 15th, 2005 (including) until the final payment of such amount, and

     - For debts in American Dollars-fixed rate of 7% (c) quarterly LIBOR plus spread of 3% (three percent) per year.


The amortization of the outstanding principal amount of the Debt Instrument shall be as following: (i) 40% at the first 5 (five) days following the effectiveness of the Debt Instruments and the remaining 60% shall be amortized quarterly from 2006 until, at the most, 2010, starting on March 15th, 2006; or
(ii) 100% (one hundred percent) shall be amortized quarterly from 2006 until, at the most, 2010, starting on March 15th 2006, according to the terms and conditions at the Debt Instruments.

                                                        SCHEDULE 7 TO THE QUOTA
                                                        PLEDGE AGREEMENT WITH AN
                                                        AMICABLE SALE CLAUSE AND
                                                        OTHER COVENANTS

                            COPY OF POWER OF ATTORNEY
[MODEL - NET SHALL INCLUDE THE ORIGINAL COUNTERPART AT CLOSING]

May all those to whom this IRREVOCABLE PUBLIC POWER OF ATTORNEY may come that on [ ], 2005, in this Capital of the State of Sao Paulo, there came before me, Notary Public [ ], [ ], hereinafter referred to as "Principals", as well as [ ], [ ], hereinafter referred to as "Intervening Party". Principals declared that:
(1) on the date hereof, they signed with certain creditors, hereinafter referred to jointly as "Creditors", represented by [ ], as collateral agent, hereinafter referred to as "Collateral Agent", a private instrument named "Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants", hereinafter referred to as "Pledge Agreement"; (2) pursuant to article 684 of the Civil Code and exclusively for the purposes of the Pledge Agreement, Principals grant to the Collateral Agent specific and restricted powers to, on behalf of the Creditors, represent Principals before any and all Registries of Deeds and Documents and Commercial Registries financial institutions depositaries of book quotas, as well as sign any and all documents, perform any and all acts specifically and exclusively required for the registrations prescribed by law and for the Pledge Agreement to be valid; (3) since this public power of attorney is granted in the interest of Creditors and as a condition precedent for the business established in the Pledge Agreement and in the agreements related thereto, it is IRREVOCABLE; (4) this public power of attorney, as a rule, shall be used before the Intervening Party and third parties for the Collateral Agent to perform the registration acts indicated above on behalf of Principals, whereupon Principals shall not be required to directly perform any acts other than the granting of this public power of attorney; (5) the powers granted to the Collateral Agent hereunder shall only be extinguished upon expiration and termination of the Pledge Agreement. The Intervening Party takes cognizance of the declarations and the public power of attorney issued by Principals and declares that, in general, it shall not hinder the performance of any acts by the Collateral Agent, on behalf of Principals under the terms hereof. In the event of substitution of the Collateral Agent, the latter is hereby authorized to delegate such powers to the institution that becomes the new Collateral Agent. After read by all, Principals and Intervening Party sign this irrevocable public power of attorney.

                                                            SCHEDULE 8 TO THE
                                                            QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

        LIST OF ACTIONS, PROCEDURES, LIENS, ENCUMBRANCES AND RESTRICTIONS

JUDICIAL PROCEEDINGS


I. JUDICIAL PROCEEDINGS

                           PLAINTIFF IN ENFORCEMENT
       OPERATOR                   ACTION NO.             SUBJECT MATTER    OBSERVATIONS
       --------                   ----------             --------------    ------------
NET SAO PAULO             FEDERAL GOVERNMENT                  Tax
                          1999.61.82.053713-2
                          6th Lower Court of Federal
                          Tax Enforcements

NET SAO PAULO             MUNICIPALITY                        Tax          Attachment of different
                          705.673-7/97-8                                   assets that make up the
                          1st Lower Court of                               network.
                          Municipal Tax
                          Enforcements - SP

                          FEDERAL GOVERNMENT                  Tax
NET SAO PAULO             2004.61.04.008510-2
(SANTOS BRANCH)           5th Lower Federal Court in
                          Santos

NET SAO JOSE RIO PRETO    STATE OF SAO PAULO                  Tax          Cable network attachment.
                          20.497/01
                          Ancillary Service of the
                          SJRPRETO Internal Revenue

NET SERVICOS              FEDERAL GOVERNMENT                  Tax
                          2004.61.82.037766-7
                          5th Lower Court of Federal
                          Tax Enforcements  - SP

NET SERVICOS              FEDERAL GOVERNMENT                  Tax
                          2004.61.82.051947-4
                          5th Lower Court of Tax
                          Enforcements - SP

NET SERVICOS              UNIBANCO                       Loan Agreement
                          000.02.222752-0,
                          16th Lower Civil Court of
                          the Central Courts  - SP

NET RIO                   STATE OF RIO DE JANEIRO             Tax
                          2001/100-004.229-8
                          Motion to Stay
                          Execution No.
                          2004.001.044.800-3
                          11th  Rio de Janeiro
                          Internal Revenue Service.

NET RIO                   STATE OF RIO DE JANEIRO             Tax          Attachment of 5% of Net
                          2001/100-004.230-4                               Rios's monthly revenues.
                          11th  Rio de Janeiro
                          Internal Revenue Service.

                           PLAINTIFF IN ENFORCEMENT
       OPERATOR                   ACTION NO.             SUBJECT MATTER    OBSERVATIONS
       --------                   ----------             --------------    ------------
NET RIO                   STATE OF RIO DE JANEIRO             Tax
                          2001/100-004.231-6                               Attachment of
                          11th  Rio de Janeiro                             Net Rio's revenues.
                          Internal Revenue Service.

NET RIO                   STATE OF RIO DE JANEIRO             Tax
                          2003/100.000.355-8
                          11th Rio de Janeiro
                          Internal Revenue Service.

II. ADMINISTRATIVE PROCEEDINGS:

                                Tax Authority
   Operator                     Proceeding No.           Subject Matter    Observations
   --------                     --------------           --------------    ------------
NET SAO PAULO             Federal Revenue Office              Tax
                          AI 52385

NET SAO PAULO             Federal Revenue Office              Tax
                          AI 00503

NET SAO PAULO             Federal Revenue Office              Tax
                          AI 1998.00902-7

NET SAO PAULO             08.1.81912-35
                          Federal Revenue Office              TAX

Cabodinamica              Federal Revenue Office              Tax
                          08.109000/03695/03

CABODINAMICA              Federal Revenue Office              Tax
                          08.109000/03695/03

NET RIO                   Rio de Janeiro Internal             Tax
                          Revenue Service
                          E-04/603.358/94
                          AI n. 791.691

NET RIO                   Rio de Janeiro Internal
                          Revenue Service                     TAX
                          E-04/146.770/97
                          AI 01.041552-9

NET RIO                   Rio de Janeiro Internal
                          Revenue Service.                    TAX
                          AI 01.049922-6
                          E-04.177.374/98

                                Tax Authority
   Operator                     Proceeding No.           Subject Matter    Observations
   --------                     --------------           --------------    ------------
NET RIO                   Rio de Janeiro Internal             Tax
                          Revenue Service
                          AI 01.053492-3
                          E-04.147.573/97

NET RIO                   RIO DE JANEIRO INTERNAL             Tax
                          REVENUE SERVICE.
                          E - 04/085.241/2002
                          Infraction Notice No.
                          03.007333-2

NET RIO                   Federal Revenue Office              Tax
                          15374.001438/99-84

NET RIO                   Federal Revenue Office              Tax
                          04203/02-A

NET RIO                   Federal Revenue Office              Tax
                          04203/02-B

NET RIO                   Federal Revenue Office              Tax
                          04203/02-C

MULTICANAL                Federal Revenue Office              Tax
                          AI n. 15374.004005/2001-20

DR (Porto Alegre)         Federal Revenue Office              Tax
                          11080.013354/
                          2002-68

DR (Porto Alegre)         Federal Revenue Office              Tax
                          11080-013.353/2002-13

NET SUL                   Municipality of Porto               Tax
                          Alegre
                          0085/98

NET BELO HORIZONTE        Federal Revenue Office              Tax
                          0610100/01055/03

III. AGREEMENTS:

                                  Encumbered                               Contract benefiting
Operator                          Properties             Type of Lien      from the Lien
--------                          ----------             ------------      -------------
NET CAMPINAS              3,073 Feet of RG/              Conditional       Financing Agreement with Transfer of
                          Coaxial MT cables,             Sale              Loan in Foreign Currency - BONY
                          year of manufacture                              signed with UNIBANCO - Uniao de
                          1998, Manufacturer                               Bancos Brasileiros S/A., filed with
                          CommScope, Inc.                                  the 1st Registry of Deeds and
                                                                           Documents of Campinas - SP,
                                                                           microfilm No. 283301, value: US$
                                                                           364,116.59

NET CAMPINAS              Attenuators,                   Conditional       Financing Agreement with Transfer
                          Equalizers,                    Sale              of Loan in Foreign Currency - BONY
                          Amplifiers and                                   signed with UNIBANCO - Uniao de
                          Carcass for                                      Bancos Brasileiros S/A., filed with
                          Amplifiers, year of                              the 1st Registry of Deeds and
                          manufacture 1998,                                Documents of Campinas - SP,
                          Manufacturer:                                    microfilm No. 283302, value: US$
                          Scientific Atlanta,                              635,800.07
                          Inc.

                          Attenuators,                   Conditional       Financing Agreement with Transfer
NET CAMPINAS              Equalizers,                    Sale              of Loan in Foreign Currency - BONY
                          Amplifiers and                                   signed with UNIBANCO - Uniao de
                          Carcass for                                      Bancos Brasileiros S/A., filed with
                          Amplifiers, year of                              the 1st Registry of Deeds and
                          manufacture 1998,                                Documents of Campinas - SP,
                          Manufacturer:                                    microfilm No. 283303, value: US$
                          Scientific Atlanta,                              342,868.14
                          Inc.

IV. NONPARTICIPATING DEBT, AS DEFINED IN THE INTERCREDITOR AGREEMENT:

                                                            SCHEDULE 9 TO THE
                                                            QUOTA PLEDGE
                                                            AGREEMENT WITH AN
                                                            AMICABLE SALE CLAUSE
                                                            AND OTHER COVENANTS

                            MODEL OF TERM OF ADHESION

                                TERM OF ADHESION

This Term of Adhesion, dated [ ] (the "TERM"), is entered into by and between the parties below (the "PARTIES"):

      (a) NET SERVICOS DE COMUNICACAO S.A., a joint-stock company with its headquarters in the City and State of Sao Paulo, at Rua Verbo Divino, 1356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented pursuant to its Bylaws by its officers, Messrs. [ ] and [ ];

      (b) The Company's subsidiaries listed on "Schedule A" to this Term (the "SUBSIDIARIES" and collectively with the Company, the "NET GROUP"), herein represented by the Company;

      (c) Banco ITAU S.A., a financial institution with its headquarters in the City and State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, in the capacity of collateral agent (the "COLLATERAL AGENT"), herein represented pursuant to its Bylaws;

      (d) Each of the financial institutions listed and identified on "Schedule B" to this Term (the "CREDITORS"), herein represented by the Collateral Agent; and

      (e) [ ], a financial institution with its headquarters in the City of [ ], State of [ ], at [ ], enrolled in the National Register of Legal Entities (C.N.P.J.) under No. [ ] (the "JOINING CREDITOR"),

WHEREAS:

(a) The Company, the Subsidiaries mentioned in each of the agreements listed below, the Collateral Agent, on its own behalf and on behalf of the creditors mentioned in the agreements below, and the Creditors, as applicable, have executed the following agreements:

      (i) The Intercreditor Agreement, dated [ ];

      (ii) The Receivables Pledge Agreement with an Enforcement Clause, dated [ ], referring to the receivables and credit rights of Net Sao Paulo Ltda. and the Receivables Pledge Agreement with an Enforcement Clause dated [ ], referring to the receivables and credit rights of Net Rio S.A. ("RECEIVABLES PLEDGE AGREEMENTS");

      (iii) The Share Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("SHARE PLEDGE AGREEMENT");

      (iv) The Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("QUOTA PLEDGE AGREEMENT"); and

      (v) The Asset Pledge Agreement with an Amicable Sale Clause and Other

      Covenants, dated [ ] ("ASSET PLEDGE AGREEMENT", and collectively with the Receivables Pledge Agreements, the Share Pledge Agreement, the Quota Pledge Agreement and the Intercreditor Agreement, the "PLEDGE DOCUMENTS");

(b) The Pledge Documents allow for the adhesion of new creditors of the Net Group, subject to the rules and restrictions of the Debt Instruments (as defined in the Pledge Documents);

(c) On [ ], the Joining Creditor entered into with [ ](1), the [loan agreement] (the "NEW DEBT INSTRUMENT")

(d) The Joining Creditor wishes to adhere to the Pledge Documents, in order to share with the Creditors the guarantees granted by the Net Group by means of the Pledge Documents, subject to all the terms and conditions set out therein, to the effect that the Pledge Documents also secure the obligations of the NET Companies ensuing from the New Debt Instrument; and

(e) The Net Group represents and warrants that this adhesion of the Joining Creditor is made strictly in accordance with the terms and conditions of the Debt Instruments (as defined in the Pledge Documents) and of the Pledge Documents.

NOW THEREFORE, the Parties resolve to enter into this Term, which shall be governed by the following terms and conditions:

1. - Upon execution of this Term, the Joining Creditor declares to be totally aware of each of the Pledge Documents, to which it hereby adheres without any restrictions, and irrevocably and irreversibly undertakes to comply with all the terms, conditions and obligations established therein. Accordingly, the Pledge Documents will also secure the obligations assumed by the NET Companies as a result of the New Credit Instrument.

2. - For all purposes and effects of the Pledge Documents, the Joining Creditor shall have the same rights and obligations as the other Creditors under the Pledge Documents, without any reservations and/or limitations that are not expressed in the Intercreditor Agreement.

3. - As an essential condition for the transactions contemplated in this Term, in the Pledge Documents, in the Debt Instruments and in accordance with Article 684 of the Brazilian Civil Code, the Joining Creditor hereby irrevocably and irreversibly appoints and constitutes the Collateral Agent, as further identified in the preamble of this Term, as its attorney-in-fact to take any and all of the following measures, acting on behalf of the Joining Creditor:

      (a) to take any actions on behalf of the Joining Creditor, as Collateral Agent, and to exercise such powers and decisions related to this Term and the Pledge Documents as are delegated to the Collateral Agent by this Term and the Pledge Documents, as well as to exercise all other powers and decisions required for the full compliance with this instrument, subject to applicable law;

      (b) to act as its attorney-in-fact with any and all powers required for the exercise of the rights relating to the Collateral in connection with which any lien is or may be created, as defined in the relevant Debt Instrument, including the power to dispose of the Collateral according to the provisions of the Pledge Agreements, and to represent the Creditors before the National Telecommunications Agency - Anatel, the Administrative Council for Economic Defense - CADE and any Registries of Deeds and Documents, Real Estate Registries and Boards of Trade.

      (c) to act as its attorney-in-fact with any and all powers required for the exercise of its rights ensuing from this Term or the Pledge Documents, including the necessary

----------

(1) INCLUDE NAME OF THE NET COMPANIES THAT ARE PARTIES TO THE NEW CREDIT INSTRUMENT.

powers to allow the Collateral Agent to retain attorneys to represent the Joining Creditor before any court, tribunal or arbitration court, it being certain and agreed that the Joining Creditor hereby expressly authorizes the Collateral Agent to grant to such attorneys any and all ad judicia et extra powers that shall be required under the applicable legislation to assure the representation of the Joining Creditors' interests before any court, tribunal or arbitration court;

      (d) to act as attorney-in-fact for the purpose of receiving any judicial or extrajudicial notice addressed to the Joining Creditor, or any summons and service of process; and

      (e) to act as attorney-in-fact with any and all powers required for the purpose of executing, delivering and, to the extent necessary, registering (i) any Term of Adhesion according to the terms and conditions of this Term and the Pledge Agreements, and (ii) any document, notice, waiver, declaration of compliance, instrument of release, amendment, discharge and/or release of guarantees and, if necessary, release of any liens on the Collateral, according to the terms and conditions set out in this Term and the Transaction Documents.

4. - This Term of Adhesion shall be deemed to be an integral part of the Intercreditor Agreement and of the other Pledge Documents on the date that this Term of Adhesion is filed with the Registries of Deeds and Documents and with the Real Estate Registration Offices. In order for the Term of Adhesion to be effective and be considered as an integral part of the Intercreditor Agreement and of the Pledge Agreements, the Joining Creditor shall register it at the competent Registry of Deeds and Documents and Real Estate Registry and shall, within at most 5 (five) business days of the date of said registration, send certified copies evidencing such registration to the Collateral Agent and Net Servicos.

5. - This Term shall be signed in the same number of counterparts as each of the Pledge Documents.

5.1. - Upon execution of this Term, the Parties expressly agree that each of the Pledge Documents was automatically amended to reflect the adhesion of the Joining Creditor and the New Debt Instrument. For such purpose, the Parties agree that the exhibits of each of the Pledge Documents listed below is hereby supplemented by the documents attached hereto, as indicated below:

      (a) "Schedule 2" to the Intercreditor Agreement, "Schedule 2" to the Asset Pledge Agreement, "Schedule 2" to the Share Pledge Agreement, "Schedule 2" to the Quota Pledge Agreement and "Schedule 2" to the Receivables Pledge Agreements are supplemented by "Schedule 2" to this Term;

      (b) "Schedule 3" to the Intercreditor Agreement, "Schedule 3" to the Asset Pledge Agreement, "Schedule 3" to the Share Pledge Agreement, "Schedule 3" to the Quota Pledge Agreement and "Schedule 3" to the Receivables Pledge Agreements are supplemented by "Schedule 3" to this Term; and

      (c) "Schedule 6" to the Asset Pledge Agreement, "Schedule 6" to the Share Pledge Agreement, "Schedule 6" to the Quota Pledge Agreement and "Schedule 6" to the Receivables Pledge Agreements are supplemented by "Schedule 6" to this Term;

6. - As of the respective registrations of this Term, the new schedules listed in Clause 5.1 above shall be automatically considered as an integral part of each of the Pledge Documents, and: (i) the New Debt Instrument shall be deemed, for all purposes, the Debt Instrument, as defined in the Pledge Documents, (ii) the Joining Creditor shall be considered, for all due purposes, as the Creditor, as defined in the Pledge Documents, and (iii) the Collateral Agent shall consider the credit of the Joining Creditor referring to the New Debt Instrument for all purposes and effects of the Intercreditor Agreement.

7. - This Term of Adhesion shall not be deemed a novation of any of the terms and conditions of the Pledge Documents.

IN WITNESS WHEREOF, the Parties - binding themselves and their successors - sign this Term in the presence of 2 (two) undersigned witnesses.

                            Sao Paulo, [ ]

                                       NET SERVICOS DE COMUNICACAO S.A.

                                       ----------------------------------------
                                       Name:                     Name:

                                       Title:                    Title:


                                       BANCO ITAU S.A.

                                       ----------------------------------------
                                       Name:                     Name:

                                       Title:                    Title:

Witnesses:

1. -
      ----------------------
      Name:

      Identity Card (RG):

2. -
      ----------------------
      Name:

      Identity Card (RG):

                                                        SCHEDULE 10 TO THE QUOTA
                                                        PLEDGE AGREEMENT WITH AN
                                                        AMICABLE SALE CLAUSE AND
                                                        OTHER COVENANTS

                           LIST OF INTERVENING PARTIES

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited company with its headquarters in the City of Manaus, State of Amazonas, at Rua Emilio Moreira 1672, Altos, Praca 14 de Janeiro, enrolled in C.N.P.J. under No. 34.534.750/0001-65, herein represented according to its Articles of Association;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited company with its headquarters in the City of Blumenau, State of Santa Catarina, at Avenida Brasil No. 60, Ponta Aguda, enrolled in C.N.P.J. under No. 79.375.606/0001-61, herein represented according to its Articles of Association;

NET BELO HORIZONTE LTDA., a Brazilian limited liability company with its headquarters in the City of Belo Horizonte, State of Minas Gerais, at Avenida Renascenca No. 515, Renascenca, CEP 31160-000, enrolled in C.N.P.J. under No. 38.738.308/0001-01, herein represented according to its Articles of

Association;

NET BRASILIA LTDA., a Brazilian limited liability company with its headquarters in Brasilia, Federal District, SIG/Sul, Quadra 01, No. 725, CEP 70000-000, enrolled in C.N.P.J. under No. 26.499.392/0001-79, herein represented according to its Articles of Association;

NET LONDRINA LTDA., a Brazilian limited company with its headquarters in the City of Londrina, State of Parana, at Rua Santos, 737, Centro, enrolled in C.N.P.J. under No. 80.924.459/0001-10, herein represented according to its Articles of Association;

TV CABO DE CHAPECO LTDA., a Brazilian limited company with its headquarters in the City of Chapeco, State of Santa Catarina, at Avenida Nereu Ramos, 237 E sala 01, enrolled in C.N.P.J. under No. 00.647.530/0001-26, herein represented according to its Articles of Association;

NET RECIFE LTDA., a Brazilian limited liability company with its headquarters in the City of Recife, State of Pernambuco, at Rua Francisco Alves No. 100, CEP 50070-490, Bairro da Ilha do Leite, enrolled in C.N.P.J. under No. 08.828.469/0001-25, herein represented according to its Articles of Association;

NET SAO PAULO LTDA., a Brazilian limited liability company with its headquarters in the City of Sao Paulo - SP, at Rua Verbo Divino No. 1.356, terreo, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, enrolled in C.N.P.J. under No. 65.697.161/0001-21, herein represented according to its Articles of Association;

NET CAMPINAS LTDA., a Brazilian limited liability company with its headquarters in the City of Campinas, State of Sao Paulo, at Rua Jasmim No. 610, CEP 13.807-520, Chacara Primavera, enrolled in C.N.P.J. under No.
61.698.510/0001-79, herein represented according to its Articles of Association;

NET INDAIATUBA LTDA., a Brazilian limited liability company with its headquarters in the City of Indaiatuba, State of Sao Paulo, at Rua 11 de junho de No.1.849/1.853, Vila Victoria, CEP 13.330-050, enrolled in C.N.P.J. under No. 58.393.695/0001-07, herein represented according to its Articles of Association;

NET FRANCA LTDA., a Brazilian limited liability company with its headquarters in the City of Franca, State of Sao Paulo, at Rua Carmen Irene Batista No. 2.837, Jardim Samello, CEP 14405-135, enrolled in C.N.P.J. under No.
60.348.414/0001-38, herein represented according to its Articles of Association;

NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 73.676.512/0001-46, herein represented according to its Articles of Association;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 93.088.342/0001-96, herein represented according to its Articles of Association;

NET JOINVILLE LTDA., a Brazilian limited liability company with its headquarters in the City of Joinville, State of Santa Catarina, at Avenida Procopio Gomes No. 419, Bucaren, CEP 89202-300, enrolled in C.N.P.J. under No. 85.271.898/0001-95, herein represented according to its Articles of Association;

NET FLORIANOPOLIS LTDA., a Brazilian limited liability company with its headquarters in the City of Florianopolis, State of Santa Catarina, at Avenida Rio Branco No. 808, Centro, CEP 88015-202, enrolled in C.N.P.J. under No. 72.461.072/0001-47, herein represented according to its Articles of Association;

NET MARINGA LTDA., a Brazilian limited liability company with its headquarters in the City of Maringa, State of Parana, at Avenida Nobrega No. 494, Zona 04, CEP 87013-330, enrolled in C.N.P.J. under No. 81.712.416/0001-34, herein represented according to its Articles of Association;

NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited liability company with its headquarters in the City of Sao Jose do Rio Preto, State of Sao Paulo, at Rua Lafaiete Spinola de Castro No. 1922, Boa Vista, CEP 15025-510, enrolled in C.N.P.J. under No. 69.082.832/0001-09, herein represented according to its Articles of Association;

NET PIRACICABA LTDA., a Brazilian limited liability company with its headquarters in the City of Piracicaba, State of Sao Paulo, at Avenida Independencia No. 3552, Alemaes, CEP 13416-230, enrolled in C.N.P.J. under No. 64.592.116/0001-40, herein represented according to its Articles of Association;

NET GOIANIA LTDA., a company with its headquarters in the City of Goiania, State of Goias, at Rua 15, Quadra j-15, Lote 08, No. 970, Setor Marista, CEP 74000-000, enrolled in C.N.P.J. under No. 33.659.475/0001-43, herein represented according to its Articles of Association;

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NET CAMPO GRANDE LTDA., a Brazilian limited liability company with its headquarters in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena No. 3.004, CEP 79002-075, Centro, enrolled in C.N.P.J. under No. 24.615.965/0001-57, herein represented according to its Articles of Association;

NET SOROCABA LTDA., a Brazilian limited liability company with its headquarters in the City of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre No. 1.074, corner with Rua Pedro Molina No. 81, Parque Campolim, CEP 18047-000, enrolled in C.N.P.J. under No. 64.637.903/0001-60, herein represented according to its Articles of Association;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Porto Alegre, State of Rio Grande do Sul, at Rua Silveiro, No. 1.111, part, enrolled in C.N.P.J. under No. 94.319.209/0001-66, herein represented according to its Articles of Association;

NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Curitiba, State of Parana, at Rua Paulo Graeser Sobrinho, No. 557, Merces, enrolled in C.N.P.J. under No. 84.922.681/0001-35, herein represented according to its Articles of Association;

NET CURITIBA LTDA., a Brazilian limited liability company with its headquarters in the City of Curitiba, State of Parana, at Rua Mamore No. 340, enrolled in C.N.P.J. under No. 82.342.833/0001-03, herein represented according to its Articles of Association;

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NET ARAPONGAS LTDA., a Brazilian limited liability company with its headquarters in the City of Arapongas, State of Parana, at Rua Marabu, No. 542, enrolled in C.N.P.J. under No. 81.897.118/0001-66, herein represented according to its Articles of Association;

NET BAURU LTDA., a Brazilian limited liability company with its headquarters in the City of Bauru, State of Sao Paulo, at Avenida Duque de Caxias, No. 466, enrolled in C.N.P.J. under No. 64.083.561/0001-84, herein represented according to its Articles of Association;

NET ANAPOLIS LTDA., a company with its headquarters in the City of Anapolis, State of Goias, at Rua Senai, No. 159 a 179, enrolled in C.N.P.J. under No. 33.584.277/0001-68, herein represented according to its Articles of Association;

REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited liability company with its headquarters in the City of Sao Jose, State of Santa Catarina, at Rua Francisco Jose Ferreira, No. 101, enrolled in C.N.P.J. under No.
95.853.263/0001-50, herein represented according to its Articles of Association.

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                                                      SCHEDULE 11  TO THE QUOTA
                                                      PLEDGE AGREEMENT WITH AN
                                                      AMICABLE SALE CLAUSE AND
                                                      OTHER COVENANTS

LIST OF COMPANIES THAT WILL BE SUBJECT TO CORPORATE RESTRUCTURING TO BE CARRIED OUT BY NET SERVICOS

   Alnor Aluminio do Norte Ltda.
   Antenas Comunitarias Brasileiras Ltda.
   Net Belo Horizonte Ltda.
   Net Londrina Ltda.
   TV Cabo de Chapeco Ltda.
   Net Recife Ltda.
   Net Campinas Ltda.
   Net Indaiatuba Ltda.
   Net Franca Ltda.
   Net Sul Comunicacoes Ltda.
   Net Joinville Ltda.
   Net Florianopolis Ltda.
   Net Maringa Ltda.
   Net Sao Jose do Rio Preto Ltda.
   Net Piracicaba Ltda.
   Net Goiania Ltda.
   Net Campo Grande Ltda.
   Net Sorocaba Ltda.
   Horizonte Sul Comunicacoes Ltda.
   Net Curitiba Ltda.
   Net Arapongas Ltda.
   Net Bauru Ltda.
   Net Anapolis Ltda.
   Net Brasilia Ltda.
   Net Sao Paulo Ltda.
   DR- Empresa de Distribuicao e Recepcao de TV Ltda.
   Net Parana Comunicacoes Ltda.
   Reyc Comercio e Participacoes Ltda.